EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-114051 on Form S-8 of our report dated March 28, 2005, relating to the consolidated financial statements of Ultra Clean Holdings, Inc appearing in this Annual Report on Form 10-K of Ultra Clean Holdings, Inc. for the year ended December 31, 2004.

DELOITTE & TOUCHE LLP
San Jose, California
March 28, 2005